SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2011 (April 28, 2011)

SINO GAS INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in Charter)

Utah	000-51364	90-0438712

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No.18 Zhong Guan Cun Dong St.
Haidian District
Beijing 100083, People’s Republic of China
(Address of Principal Executive Offices)

86-10-82600527
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 28, 2011, Beijing Sino Gas Weiye Co Ltd. (“Beijing Sino Gas”), a company incorporated in the People’s Republic of China and an indirect, wholly owned subsidiary of Sino Gas International Holdings, Inc. (the “Company”), entered into Share Transfer Agreements and other related agreements (the “Agreements”) with Hebei Natural Gas Co., Ltd. (“Hebei Gas”). Under the terms of the Agreements, Beijing Sino Gas agreed to sell assets and ownership of three of its indirectly wholly owned subsidiaries, Xinji Zhongchen Gas Co., Ltd., Jinzhou Weiye Gas Co., Ltd., and Shenzhou Weiye Gas Co., Ltd. for total consideration of CNY 44.8 million (about USD 6.68 million) (the “Consideration”).  In addition, the parties agreed that the Hebei Gas shall pay the Consideration in four installments pursuant to the terms and conditions set forth in the Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino Gas International Holdings, Inc.

Date: May 4, 2011	/s/ Yuchuan Liu
Name: Yuchuan Liu
Title: Chief Executive Officer